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                                                                   EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 29, 1996, included in Computron Software, Inc.'s Form 10-K for the year ended December 31, 1995, our report dated February 6, 1995, included in Computron Software, Inc.'s registration statement (No. 33-93990) on Form S-1 and to all references to our Firm included in this registration statement.


                                                      /s/ Arthur Andersen LLP



Boston, Massachusetts
September 6, 1996